Exhibit 8

LIST OF SIGNIFICANT SUBSIDIARIES

As of December 31, 2005, none of the subsidiaries of Open Joint Stock Company “Vimpel-Communications” was a significant subsidiary (as defined in rule 1-02(w) of Regulation S-X).